UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): February 15, 2013
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
5215 N. O’Connor Blvd., Suite 1400 Irving, Texas 75039 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On February 15, 2013, Nexstar Broadcasting Group, Inc. (the “Company”) completed its acquisition of the assets of KGPE-TV, the CBS affiliate serving the Fresno, California market and KGET and KKEY-LP, the NBC/The CW and low powered Telemundo affiliated stations serving the Bakersfield, California market from entities owned by privately-held High Plains Broadcasting Inc. and Newport Television, LLC (“Newport”) for $35.4 million in cash. The acquisition is effective February 1, 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of the forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “continue,” (or the negative of other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include, without limitation, statements regarding our acquisition of the California Assets. These statements are based on management’s estimates and assumptions with respect to future events, which include uncertainty as to our ability to consummate the offering of the notes, failure to realize the anticipated benefits of the acquisition of the California Assets, including as a result of a delay in completing the acquisition of the California Assets or a delay or difficulty in integrating the California Assets, the expected amount and timing of cost savings and operating synergies, current capital and debt market conditions and the Company’s ability to obtain new debt financing on acceptable terms, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause actual results to vary is included in the Company’s Annual Report on Form 10-K, as amended, and other periodic reports filed with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Combined Financial Statements of Newport stations in Fresno, California and Bakersfield, California (the “California Acquisition”) as of and for the three years ended December 31, 2012, 2011 and 2010 are provided in this Current Report on Form 8-K in connection with the acquisition by the Company of the California Assets (the “California Assets”). Copies of the respective Combined Financial Statements are filed and attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information

On December 1, 2012, the Company acquired the assets of ten television stations and Inergize Digital Media from Newport (the “Newport Acquisition”) for total consideration of $225.5 million in cash. The proforma combined financial statements for the Newport Acquisition was filed by the Company in a Current Report on Form 8-K on November 19, 2012. On January 1, 2013, Mission Broadcasting, Inc. (“Mission”) acquired the assets of two television stations and associated digital sub-channels in Little Rock, Arkansas for total consideration of $60.0 million in cash (the “Little Rock Acquisition” and together with California Acquisition and Newport Acquisition, “Transactions”). The proforma combined financial statements for the Little Rock Acquisition was filed by Mission in a Current Report on Form 8-K on March 19, 2013. The Company is deemed under U.S. GAAP to have a controlling financial interest in Mission as a variable interest entity for financial reporting purposes. As the Transactions were acquired from the same seller, the SEC looks at these acquisitions as a single transaction for purposes of assessing materiality. Threfore, the Transactions are presented in the unaudited pro forma combined financial statements in a single presentation.

The unaudited pro forma combined financial information as of and for the year December 31, 2012 is provided in this Current Form 8-K. The unaudited pro forma combined financial information is derived from the historical financial statements of the Company and the California Assets, adjusted to give effect to the Transactions and certain related financing transactions. The pro forma adjustments are preliminary and have been made solely for informational purposes. As a result, the pro forma combined information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition or the related financing transactions occurred at an earlier date. In addition, the pro forma combined financial information does not purport to project the future financial condition and results of operations of the combined company. The actual results of the combined company may differ significantly from those reflected in the pro forma combined financial information. The unaudited pro forma combined financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Combined Financial Statements of Newport Television LLC Stations Bakersfield, California and Fresno, California for Three Years Ended December 31, 2012, 2011 and 2010.
99.2	Unaudited Pro Forma Combined Financial Information as of and for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

Date: May 1, 2013	By:	/s/ Thomas E. Carter
	Name:	Thomas E Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Combined Financial Statements of Newport Television LLC Stations in Bakersfield, California and Fresno, California for Three Years Ended December 31, 2012, 2011 and 2010.
99.2	Unaudited Pro Forma Combined Financial Information as of and for the year ended December 31, 2012.